                                                                     Exhibit 3.1


                                THE COMPANIES LAW
                           A COMPANY LIMITED BY SHARES

              ---------------------------------------------------

                                 A R T I C L E S

                                       OF

                         G I V E N  I M A G I N G  L T D.

              ---------------------------------------------------

                  As Amended and Restated on September 15, 2000

                                TABLE OF CONTENTS

PRELIMINARY................................................................................4
1.       Reserved..........................................................................4
2.       Interpretation....................................................................4
3.       Private Company...................................................................6
3A.      Application of Companies Law......................................................6
3B.      Amendment.........................................................................6
3C.      Purposes..........................................................................6
3D.      Limitation of Liability

SHARE CAPITAL..............................................................................8
4.       Registered Share Capital..........................................................8
5.       Alteration of Share Capital.......................................................8

SHARES.....................................................................................6
6.       Rights Attached to Shares.........................................................6
7.       Issuance of Shares...............................................................15
8.       Share Certificates...............................................................17
9.       Registered Owner.................................................................18
10.      Calls on Shares..................................................................18
11.      Forfeiture and Surrender.........................................................19
12.      Lien.............................................................................21
13.      Sale of Shares after Forfeiture or Surrender or in Enforcement of Lien...........21
14.      Redeemable shares................................................................22

TRANSFER OF SHARES........................................................................22
15.      Transfer of Shares...............................................................22
16.      Procedure of Voluntary Transfer of Shares........................................22
17.      Limitations on Voluntary Transfer of Share s.....................................22
18.      Procedure on Transfer of Shares by Operation of Law..............................26
18A.     Offer of Ordinary A' Shares Held by Employees....................................26

GENERAL MEETINGS..........................................................................28

19.      Annual General Meeting...........................................................28
20.      Extraordinary General Meeting....................................................28
21.      Notice of General Meetings.......................................................28
22.      Quorum...........................................................................29
23.      Chairman.........................................................................30
24.      Adoption of Resolutions at General Meetings......................................30
25.      Resolutions in Writing...........................................................31
26.      Voting Power.....................................................................31
27.      Attendance and Voting Rights at General Meetings.................................31

BOARD OF DIRECOTRS........................................................................32
28.      Power  of the Board of Directors.................................................32
29.      Exercise of  Powers of the Board of Directors....................................33
30.      Committees of Directors..........................................................33
31.      Number of Directors..............................................................34
32.      Appointment and Removal of Directors.............................................34
33.      Qualification of Directors.......................................................35
34.      Vacation of Director's Office....................................................35
35.      Remuneration of Directors........................................................36
36.      Conflict of Interests............................................................37
37.      Alternate Director...............................................................37
38.      Meetings of the Board of Directors...............................................38
39.      Convening Meetings of the Board of Directors.....................................39
40.      Quorum...........................................................................39
41.      Chairman of the Board of Directors...............................................40
42.      Validity of Acts of Directors Despite Defects....................................40

SPECIAL ISSUES............................................................................40
42A.     Special Issues...................................................................40

GENERAL MANAGER...........................................................................43
43.      General Manager..................................................................43

MINUTES...................................................................................44
44.      Minutes..........................................................................44

DIVIDENDS AND PROFITS.....................................................................44
45.      Declaration of Dividends.........................................................44
46.      Rights to Participate in the Distribution of Dividends...........................45
47.      Interest on Dividends............................................................45
48.      Payment of Dividends.............................................................45
49.      Payment in Specie................................................................46
50.      Setting-Off Dividends............................................................46
51.      Unclaimed Dividends..............................................................46
52.      Reserves and Funds...............................................................47
53.      Capitalization of Profits........................................................47

ACCOUNTS AND AUDIT........................................................................48
53A.     Accounts and Audit...............................................................48

BRANCH REGISTERS..........................................................................49
54.      Authority to keep Branch Registers...............................................49
55.      Provisions in respect of keeping Branch Registers................................49

STAMP AND SIGNATURES......................................................................49
56.      The Company's Stamp..............................................................49
57.      The Company's Signature..........................................................50

NOTICES...................................................................................50
58.      Notices in Writing...............................................................50
59.      Delivery of Notices..............................................................51

EXEMPTION INDEMNITY AND INSURANCE.........................................................51
60.      Exemption........................................................................51
61.      Indemnification..................................................................52
61A.    Insurance.........................................................................52
61B.    Limitations on Exemptions, Indemnify and Insurance................................52
61C.    Indemnity and Insurance of Others.................................................52

WINDING UP................................................................................52
62.      Distribution of Assets...........................................................52

                                   PRELIMINARY

1.    [RESERVED].

2. INTERPRETATION. (a) In these Articles the following terms shall bear the meaning ascribed to them below:

      "AFFILIATE" shall mean with respect to a Person, any other Person Controlling, Controlled by, or under common Control (as defined below) with such Person.

      These "ARTICLES" shall mean these Articles of Association, as originally adopted and as they may from time to time be amended.

      The "BOARD" shall mean the Company's Board of Directors.

      "BUSINESS DAY" shall mean any day on which both (i) the majority of banking institutions in the Untied States are opened for business; and (ii) the majority of the Banking Institutions (as defined under the Bank of Israel Law, 1954) in Israel are opened for business, as determined by the Controller of Banks in the Bank of Israel.

      The "COMPANY" shall mean GIven Imaging Ltd.

      The "COMPANIES LAW" shall mean the Companies Law, 5759-1999.

      "CONTROL" shall have the same meaning as such term is defined under the Securities Law, 5728-1968. Notwithstanding the generality of the foregoing, Elron Electronic Industries Ltd., an Israeli public company, will be deemed in Control of Elbit Ltd., an Israeli public company, and will be deemed Controlled by Discount Investment Corporation Ltd., an Israeli public company, in each case as long as the party deemed in Control is the largest shareholder of the party deemed Controlled.

         The "EFFECTIVE DATE" shall mean the date on which these Articles first became effective.

         "INITIAL PUBLIC OFFERING" shall mean the initial public offering of Ordinary Shares of the Company.

         "LEGAL REQUIREMENTS" shall mean all applicable laws, statutes, rules, regulations, orders, ordinances and requirements of all foreign, national, departmental and municipal governments;

         The "MEMORANDUM" shall mean the Memorandum of Association of the Company, as originally registered and as it may from time to time be amended.

      "ORBIMED" shall mean OrbiMed Advisors LLC, a limited liability company incorporated under the law of the state of Delaware, together with certain shareholders for which it acted as investment manager in connection with their purchase of Preferred Shares, as a group, and as long as they are shareholders of the Company. For the avoidance of doubt, the term OrbiMed shall exclude: (i) all holders of Preferred Shares which were issued at a price per share lower than $2.103; (ii) RDC Rafael Development Corporation Ltd.; (iii) Discount Investment Corporation Ltd.; (iv) PEC Israel Electronic Corporation; (v) Elron Electronic Industries Ltd. ; (vi) Dr. Amos Horev.

      The "ORDINANCE" shall mean the Companies Ordinance [New Version],
5743-1983.

      "ORDINARY RESOLUTION" shall mean a resolution adopted at a General Meeting by the affirmative vote of shareholders holding the majority of the outstanding voting shares of the Company, present and voting at such meeting, in person, by proxy or by a voting card.

      "ORDINARY SHARES" shall mean the Ordinary Shares of the Company, par value NIS 0.01 per share.

      "ORDINARY A SHARES" shall mean the Series A Ordinary Shares of the Company, par value NIS 0.01 per share.

      A "PARTICIPATING SHAREHOLDER" shall have the mean set forth in Article
7(b).

      "PERMITTED TRANSFEREE" of any shareholder shall mean any of the following:
(i) such shareholder's spouse, lineal descendant or antecedent, brother or sister, provided, however, that upon the transfer of shares to such Permitted Transferee, the Transferee will provide the Company and the Transferor with an irrevocable power of attorney, to be in full force and effect until the Qualified Public Offering, as defined below, under which only the Transferor of the relevant shares shall be entitled to participate and vote at General Meetings; (ii) an Affiliate of such shareholder; (iii) as to a shareholder which is a limited partnership or a limited liability company (without derogating from the generality of option (ii) above), its partners or members (upon liquidation or distribution of the partnership or limited liability company assets among its partners or members or for the exercise of co-investment rights of such partner or member in accordance with their terms) and affiliated limited partnerships or limited liability companies managed by the same management company or the same managing general partner of such shareholder; (iv) the surviving entity in the merger or consolidation of such shareholder with or into another entity; (v) as to a shareholder which holds shares in trust evidenced by a written deed or agreement for a beneficiary, a copy of which deed or agreement was deposited with the Company upon or promptly after acquiring such shares, such beneficiary;
(vi) officer of such shareholder, including without limitation any of the persons defined as "Office Holders" in the Companies Law, in accordance with the written terms of his/her employment with such shareholder, and provided that the Transferee shall have provided the Company and the Transferor with an irrevocable proxy and power of attorney, in a form determined by the Company, to be in full force and effect until the Initial Public Offering, under which only the Transferor of the so transferred shares shall be entitled to exercise any voting rights attached to such shares or to grant any consent or waiver by virtue thereof; or (vii) as to any shareholder comprising OrbiMed, as defined in
Article 2 hereof, any other entity coming within such definition;; provided, however, that (a) in any of the foregoing events the Permitted Transferee shall have first assumed in writing, a copy of which was delivered to the Company, all the transferring shareholder's obligations and undertakings to the Company and to any other shareholders (which relates to the Company or its shares), and if such obligations and undertakings are proportionate to the number of Shares, then a portion of which, proportionate to the number of shares transferred, and
(b) in the event that during 24 months from the date of transfer in the shareholders register the transferee ceases to be a "Permitted Transferee" of the transferor, then the transferee shall forthwith return the transferred shares to the transferor, and until doing so no rights attached to such shares shall be exercisable.

      A "PREFERRED DIRECTOR" shall mean a director of the Company, appointed by the holders of the Preferred Shares pursuant to Article 32(a)(ii).

      "PREFERRED SHARES" shall mean the Series A Preferred Shares of the Company, par value NIS 0.01 per share.

      "QUALIFIED PUBLIC OFFERING" shall mean an Initial Public Offering of US$30,000,000 (thirty million United States Dollars) or more at a pre-money valuation of the Company of not less than US$150,000,000 (one hundred and fifty million United Stated Dollars) pursuant to which the Ordinary Shares shall be listed for trading on a national US stock exchange or over the counter market.

      "TAG-ALONG SHAREHOLDERS" shall mean each of the following, as long as it is a shareholder of the Company: (i) RDC Rafael Development Corporation Ltd., an Israeli private company, (ii) Discount Investment Corporation Ltd., an Israeli public company ("DIC"), (iii) PEC Israel Economic Corporation, a wholly owned subsidiary of DIC, (iv) Elron Electronic Industries Ltd., an Israeli public company ("Elron"), and (v) each of the shareholders comprising OrbiMed.

      (b) Terms and expressions used in the Articles and not defined herein, shall bear the same meaning as in the Companies Law in force on the date when the Articles first become effective.

      (c) Sections 2, 4, 5, 6, 7, 8 and 10 of the Interpretation Law, 5741-1981, shall apply, mutatis mutandis, to the interpretation of the Articles.

      (d) The captions in the Articles are for convenience only and shall not be deemed a part hereof or affect the interpretation of any provision hereof.

3. PRIVATE COMPANY. The Company is a private company, until otherwise determined by an Ordinary Resolution, and until such time, (a) the right to transfer shares of the Company shall be restricted as hereinafter provided; (b) any invitation to the public to subscribe for any shares or debentures of the Company is hereby prohibited; and (c) the number of shareholders of the Company, exclusive of present or past employees, shall not exceed fifty (50) (for which purpose, two or more persons who jointly hold one or more shares in the Company shall be deemed a single shareholder).

3A.    APPLICATION OF COMPANIES LAW. The provisions of the Companies Law shall apply other than with respect to matters for which these Articles provide otherwise in accordance with the Companies Law.

3B.    AMENDMENTS. Subject to any other provision contained herein (including, without limitation, Article 42A), these Articles may be amended or replaced at any time by an Ordinary Resolution.

3C.    PURPOSES. The Company's purpose is to engage in any lawful business. The
Company may also extend donations in reasonable amounts and for proper cause, including where the grant of such donation does not fall within business considerations.

3D.    LIMITATION OF LIABILITY. The liability of the shareholders of the
Company to any and all debts and obligations of the Company of any kind is limited by their shares, accordingly no shareholder shall be liable to the Company or its creditors by virtue of being a shareholder of the Company in excess of the amounts against which such shares were subscribed and unpaid for.



                                  SHARE CAPITAL

4. REGISTERED SHARE CAPITAL. The registered share capital of the Company is 750,000 New Israeli Shekels (NIS six hundred and fifty thousand) divided into:
(i) 40,000,000 (fourty million)

Ordinary Shares, (ii) 8,000,000 (eight million) Ordinary A Shares, and (iii) 27,000,000 (twenty seven million) Preferred Shares, all shares having par value of NIS 0.01 each. The Ordinary A Shares and Preferred Shares will convert into Ordinary Shares in accordance with the provisions of these Articles.

5. ALTERATION OF SHARE CAPITAL. The Company may, from time to time, by an Ordinary Resolution, subject to the provisions of Article 42A below (where applicable):

      (a) Increase its share capital in an amount it thinks expedient by the creation of new shares. The power to increase the share capital may be exercised by the Company whether or not all of the shares then authorized have been issued and whether or not all of the shares theretofore issued have been called up for payment. Such Ordinary Resolution shall set forth the amount of the increase, the number of the new shares created thereby, their nominal value and class, and may also provide for the rights, preferences or deferred rights that shall be attached to the newly created shares and the restrictions to which such shares shall be subject;

      (b) Consolidate all or any of its issued or unissued share capital and divide same into shares of nominal value larger than the one of its existing shares;

      (c) Subdivide all or any of its issued or unissued share capital, into shares of nominal value smaller than the one stipulated in these Articles; provided, however, that the proportion between the amount paid and the amount unpaid on each share which is not fully paid-up shall be retained in the subdivision;

      (d) Reserved.

      (e) Reserved.

      (f) Cancel any shares which, as at the date of the adoption of the Ordinary Resolution, have not been issued or agreed to be issued, and thereby reduce the amount of its share capital by the aggregate nominal value of the shares so canceled;

      (g) Subject to any approval or consent required by law, reduce its share capital in any manner whatsoever.

                                     SHARES

6.    RIGHTS ATTACHED TO SHARES.

      (a) Unless otherwise stipulated in these Articles, same rights, obligations and restrictions shall be attached to all the shares of the Company regardless of their denomination or class

      (b) Each Preferred Share and each Ordinary A Share, (i) immediately prior to the closing of (A) the Qualified Public Offering, (ii) immediately after completion of the first distribution in liquidation pursuant to Article 62, or
(iii) with respect to the Preferred Shares only, at the option of the holder thereof or at the consent of the holders of at least 66 2/3% (sixty six percent and two thirds of a percent) of the outstanding Preferred Shares, shall automatically convert, without the payment of any additional consideration by the holder thereof, into a number of fully paid Ordinary Shares equal to the Original Issue Price divided by the Conversion Price, and such shares shall thereafter bear the same rights, obligations and restrictions, and shall be named, as the Ordinary Shares of the Company, without any further action by the Company. The "Original Issue Price" shall be the price at which such share was issued, and the "Conversion Price" shall be initially the Original Issue Price, and shall be adjusted from time to time in accordance with Article 6(c) below, except that the Conversion Price of the Ordinary A Shares shall not adjust pursuant to clause (i) of Article 6(c).

      (c) (i) Until the Qualified Public Offering, the Conversion Price of the Preferred Shares, as provided in Article 6(b) above, shall be adjusted in the event that the Company issues any shares or securities convertible into, exercisable to or exchangeable for shares of the Company at a price per share (the "NEW ISSUE PRICE") which is less than the Original Issue Price (a "DILUTIVE ISSUANCE"), other than (i) pursuant to the exercise of options granted to employees, officers, consultants or directors of the Company pursuant to an incentive plan approved by the Board, (ii) as dividends, bonus shares or distributions, or pursuant to conversion of the Preferred Shares or Ordinary A Shares, (iii) as part of a strategic transaction, the "strategic" character of which was consented to by at least one Preferred Director, or (iv) pursuant to the exercise of options existing as of the Effective Date; so that (A) in each Dilutive Issuance which occurs until the first anniversary of the Effective Date, the Conversion Price shall adjust downward to the New Issue Price, and (B) in each Dilutive Issuance which occurs thereafter, the Conversion Price shall adjust to the then existing Conversion Price multiplied by a fraction (1) the numerator of which is the sum of (x) the total number of Preferred Shares outstanding plus (y) the number of shares that can be purchased at the existing Conversion Price for the total consideration received for the issuance of shares in such Dilutive Issuance and (2) the denominator of which is the number of outstanding Preferred Shares, plus the number of shares issued in such Dilutive Issuance, expressed algebraically by the following equation:

                     N + np/P
             P = Px ----------
                      N + n

             where:

             N  =     Number of Preferred Shares outstanding prior to the
                      Dilutive Issuance;

             P  =     Conversion Price of the Preferred Shares prior to
                      the Dilutive Issuance;

             P' = New Conversion Price of the Preferred Shares after the Dilutive Issuance;

             n  =     Number of shares issued in the Dilutive Issuance;

             p  =     Price per share in the Dilutive Issuance.



            (ii) Before any holder of Preferred Shares shall be entitled (in the case of a conversion at such holder's option) to convert the same into Ordinary Shares, such holder shall surrender the share certificate or certificates representing such share, duly endorsed, at the principal office of the Company, accompanied by written notice of such holder's election to convert the same. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the Preferred Shares to be converted, and such shareholder shall be treated for all purposes as the holder of record of such Ordinary Shares as of such date. If a conversion of any Ordinary A Shares or Preferred Shares is other than pursuant to the election of its holder, then the conversion shall be deemed to have taken place automatically regardless of whether the certificates representing such shares have been tendered to the Company, but from and after such conversion any such certificates not tendered to the Company shall be deemed to evidence solely the Ordinary Shares received upon such conversion and the right to receive subject to the surrender thereof a certificate for such Ordinary Shares. The Company shall, as soon as practicable after the conversion and tender of the share certificates representing the Preferred Shares converted, issue and deliver at such office to such holder of Preferred Shares or to the nominee or nominees of such holder of Preferred Shares, a share certificate of certificates representing the number of Ordinary Shares to which such holder shall be entitled as aforesaid.

            (iii) If the Company subdivides or combines its Ordinary Shares, the Conversion Price shall be proportionately reduced, in case of subdivision of shares, as at the effective date of such subdivision, or if the Company fixes a record date for the purpose of so subdividing, as at such record date, whichever is earlier, or shall be proportionately increased, in the case of consolidation of shares, as the effective date of such consolidation, or, if the Company fixes a record date for the purpose of so combining, as at such record date, whichever is earlier.

            (iv) If the Company at any time pays a dividend, with respect to its Ordinary Shares only, payable in additional shares of Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Ordinary Shares, such payment shall be made also in respect of the Preferred Shares on an as-converted basis.

            (v) In the event the Company declares a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends), options or rights, then, in each such case, the holders of the Preferred Shares shall be entitled to receive such distribution, in respect of their holding on an as-converted basis as of the record date for such distribution.

            (vi) If at any time or from time to time there shall be a recapitalization of the Ordinary Shares, provisions shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of their Preferred Shares the number of Ordinary Shares or other securities or property of the Company or otherwise, to which a holder of Ordinary Shares deliverable upon conversion of the Preferred Shares would have been entitled immediately prior to such recapitalization.

            (vii) In the event of the Company's merger, consolidation, or a similar event, whereat the Company is not the surviving entity, then holders of Preferred Shares shall be entitled to substitution of their Preferred Shares with securities of the surviving entity or other consideration to be received by the shareholders of the Company in such event, on an as-converted basis.

            (viii) No fractional shares shall result from the conversion of the Preferred Shares, and fractions of Ordinary Shares resulting on an aggregate basis from the conversion of all Preferred Shares shall be cancelled.

            (ix) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article 6(c), the Company, at is expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares a notice setting forth (A) such adjustment or readjustment, (B) the Conversion Price, as the case may be, at the time in effect, and (C) the number of Ordinary Shares which at the time would be received upon the conversion of a Preferred Share.

            (x) In the event of any taking by the Company of a record of the holder of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall take record of the Preferred Shares for the purpose of such determination on an as-converted basis.

            (xi) In the event that the conversion ratio of the Preferred Shares is adjusted and set above one, then the Company shall at all times thereafter reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding Preferred Shares according to the adjusted conversion ratio; and if at such time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares as aforesaid, then the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Share capital to such number of shares as shall be sufficient for such purposes.

      (d) Ordinary A' Shares shall not confer upon the holders thereof the rights to attend at, vote on, or receive notice of General Meetings of the shareholders of the Company.

      (e) The rights attached to any class may be modified or abrogated by the consent in writing of the holders of the majority of the issued shares of such class or by the adoption of an Ordinary Resolution approving same modification or abrogation at a separate General Meeting of the holders of the shares of such class, subject to the provisions of Article 42A below. The provisions of these Articles relating to General Meeting of the Company shall apply, mutatis mutandis, to any separate General Meeting of the holders of the shares of a specific class, provided, however, that, subject to the provisions regarding the adjournment of General Meetings, the requisite quorum at any such separate General Meeting shall be one, but if there are more than one shareholder holding shares of such class - then at least two or more, members present in person or by proxy and holding not less than fifty percent (50%) of the outstanding shares of such class.

      (f) Subject to the provisions of Article 42A below, where applicable, the creation of additional shares of a specific class, or the issuance of additional shares of a specific class, shall not be deemed, for purposes of Article 6(c), a modification or abrogation of rights attached to shares of such class or of any other class.

      (g) Any calculation relating to the percentage ownership of a holder of Preferred Shares under these Articles shall be made on an as converted basis.


7.    ISSUANCE OF SHARES.

         (a) Issuance of shares shall be under the control of the Board, who shall have the exclusive authority to issue shares, in whole or in part, otherwise dispose of them, issue shares, securities or other instrument convertible into Shares or grant options to acquire shares, to such persons and on such terms and conditions as the Board may think fit, all subject to the provisions of Article 42A, where applicable, Article 7A and to the shareholders' keep-even rights set forth under Sub-article (b) below.

            Without derogating from the foregoing, the Board may decide: (i) to issue shares having preferred rights or deferred rights, or right of redemption, and may issue shares with such restricted, priority, special or other right or with such restrictions or priority in regard to the distribution of dividends, voting rights, appointment of directors, payment of capital, distribution of surplus assets upon the liquidation of the Company or in connection with other matters as the Board may decide; and (ii) subject to any applicable Legal Requirements, to authorize payment by the Company of a commission to any person for a subscription or an agreement to subscribe, unconditionally or otherwise, for any share, and it shall be permissible to pay or settle the payment of such commission in cash or in shares, paid for in full or in part, or a combination of both.

      (b) Without derogating from the provisions of Article 7A hereof, at any time prior to the Initial Public Offering, whenever the Board desires to issue any shares or to grant any rights or other securities exercisable for or convertible into shares ("NEW SHARES"), other than (i) pursuant to the exercise of options to employees, officers, consultants or directors of the Company as compensation for their service, (ii) as part of a strategic transaction, the "strategic" character of which was consented to by at least one Preferred Director, or (iii) pursuant to the exercise of options existing as of Effective Date, (iv) in connection with the conversion or exchange of shares of convertible or exchangeable share capital or debt, or (v) in connection with the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of the shares or assets of any other entity, (vi) in connection with commercial credit, equipment financing or similar transactions, (vii) as a dividend or distribution payable pro rata to all holders of Ordinary Shares or other securities of the Company and with respect to which the Conversion Price of the Preferred Shares has been adjusted in accordance with Article 6 hereof, or (viii) in the Initial Public Offering; then the Company shall first offer each of the shareholders of the Company which holds (alone or together with their Permitted Transferees) at least five percent (5%) of the outstanding Ordinary Shares of the Company on an as-converted basis (the "PARTICIPATING SHAREHOLDERS"), to purchase a number of the New Shares proportionately to such holder's or holders' shareholding percentage out of the aggregate holdings of the Participating Shareholders, in the manner as hereinafter provided (the "SUBSCRIPTION OFFER").

      (c) The Subscription Offer shall be made in writing and shall be sent to each Participating Shareholder to the address indicated in the Company's records.

      (d) The Subscription Offer shall specify the number of the New Shares offered to the Participating Shareholder to whom it is addressed, their class and the consideration requested for each New Share.

      (e) Each Participating Shareholder shall have a period of thirty (30) days from the date a Subscription Offer is delivered thereto (in this Article, the "ACCEPTANCE PERIOD") to notify the Company in writing of its desire to accept the Subscription Offer and to purchase the New Shares offered to him, wholly or partly, in accordance therewith (the "SUBSCRIPTION NOTICE"). AParticipating Shareholder who shall not have given a Subscription Notice within the Acceptance Period, or whose Subscription Notice is qualified or conditional, shall be conclusively deemed to have rejected the Subscription Offer to him.

      (f) The closing of the transaction for the issue and sale of the New Shares to the subscribing Participating Shareholders , if any (the "SUBSCRIPTION CLOSING"), shall take place and be consummated on the fifth (5th) Business Day following the expiration of the Acceptance Period, and at a time and place determined by the Board. At the Subscription Closing, the Company shall issue and sell the New Shares offered and subscribed for in accordance with the Subscription Notices against payment of the consideration and under the terms specified in the Subscription Offer.

      (g) Any New Shares remaining unsubscribed for by the end of the Acceptance Period shall be under the control of the Board, who shall have full discretion to offer and sell such shares to any person or entity, provided that such issue and sale occurs within six (6) months from the expiration of the Acceptance Period, and any offer of such or other New Shares subsequent to such date shall be subject to making a new Subscription Offer.

7A.   RIGHT TO PURCHASE SHARES UPON A QUALIFIED PUBLIC OFFERING.

      Without derogating from the provisions of Article 7 hereof, each of the shareholders comprising OrbiMed, shall have a one time right to purchase in the Initial Public Offering, the greater of (i) that number of securities issued in the Initial Public Offering that would maintain such shareholder's proportionate ownership of Ordinary Shares (on an "as converted basis") as of the date immediately preceding such offering or (ii) 10% of the securities issued in the Initial Public Offering. The provisions of Article 7 hereof, as to provision of notice by the Company as to the issue of securities, and the purchase of securities pursuant to such notice, shall apply mutatis mutandis to purchase of securities by OrbiMed from the Company under this Article 7A.


8.    SHARE CERTIFICATES.

      (a) Each shareholder shall be entitled to receive from the Company one share certificate in respect of all of the shares of any class registered in his name on the Register of Shareholders or, if approved by the Board, several share certificates, each for one or more of such Shares.

      (b) Each share certificate issued by the Company shall be numerated, denote the class and serial numbers of the shares represented thereby and the name of the owner thereof as registered on the Register of Shareholders, and may also specify the amount paid-up thereon. A share certificate shall be signed by the Company.

      (c) A share certificate denoting two or more persons as joint owners of the shares represented thereby shall be delivered to the person first named on the Register of Shareholders in respect of such joint ownership.

      (d) A share certificate defaced or defective, may be replaced upon being delivered to the Company and being cancelled. A share certificate lost or destroyed may be replaced upon furnishing of evidence to the satisfaction of the Board or any person designated by the Board for such purpose proving such loss or destruction and subject to the submission to the Company of an indemnity letter and/or securities as the Board or such person may think fit. A shareholder requesting the replacement of a share certificate shall bear all expenses incurred by the Company in connection with the provisions of this Article.

9. REGISTERED OWNER. The Company shall be entitled to treat the person registered on the Register of Shareholders as the holder of any share, as the absolute owner thereof, and accordingly, shall not be bound to acknowledge any trust or other right, whether at law or in equity, of any other person to or in respect of such share. Following a Qualified Public Offering, the Company shall have the right, exercisable at the discretion of the Board, to recognize beneficial owners of shares, if and to the extent that it is so required under applicable laws.


10.    CALLS ON SHARES.

      (a) With the approval of the Board, the Company may, from time to time, make calls upon shareholders to perform payment of any amount of the consideration of their shares not yet paid, provided same amount is not, by the terms of issuance of same shares, payable at a definite date. Each shareholder shall pay to the Company the amount of every call so made upon him at the time(s) and places(s) designated in such call. Unless otherwise stipulated in the resolution of the Board, each payment with respect to a call shall be deemed to constitute a pro-rata payment on account of all of the Shares of such shareholder in respect of which such call was made.

      (b) A call shall be made in writing and shall be delivered to the shareholder(s) in question not less than fourteen (14) days prior to the date of payment stipulated therein. Prior to the due date stipulated in the call the Company, with the approval of the Board, may, by delivering a written notice to the shareholder(s), revoke such call, in whole or in part, postpone the designated date(s) of payment or change the designated place of payment.

      (c) If, according to the terms of issuance of any share, any amount is due at a definite date, such amount shall be paid on same date, and the holder of same share shall be deemed, for all intents and purposes, to have duly received a call in respect of such amount.

      (d) The joint holders of a shares shall be bound jointly and severally to pay all calls in respect thereof. A call duly made upon one of the joint holders shall be deemed to have been duly made upon all of the joint holders.

      (e) Any amount not paid when due shall bear an interest from its due date until its actual payment at a rate equal to the prevailing rate of interest for unauthorized overdrafts as charged by Bank Leumi Le-Israel B.M. The provisions of this Article 10(e) shall in no way deprive the Company of, or derogate from any other rights and remedies the Company may have against such shareholder pursuant to the Articles or any pertinent law.

      (f) With the approval of the Board, the Company may agree to accept prepayment by any shareholder of any amount due with in respect to his shares, and may direct the payment of interest for such prepayment at a rate as may be agreed upon between the Company and such shareholder.

      (g) Upon the issuance of shares, the Board may stipulate similar or different terms with respect to the payment of the consideration thereof by their respective holders.


11.    FORFEITURE AND SURRENDER

      (a) If any shareholder fails to pay when due any amount payable pursuant to a call, or interest thereon as provided for herein, the Company may, by a resolution of the Board, at any time thereafter, so long as said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made. All expenses incurred by the Company with respect to the collection of any such amount or interest, including, inter-alia, attorneys' fees and costs of legal proceedings, shall be added to, and shall constitute a part of the amount payable to the Company in respect of such call for all purposes (including the accrual of interest thereon).

      (b) Upon the adoption of a resolution of forfeiture, the Board shall cause the delivery of a notice thereof to the shareholder in question. Same notice shall specify that, in the event of failure to pay the entire amount due within the period stipulated in the notice (which period shall be not less than fourteen (14) days), same failure shall cause, ipso facto, the forfeiture of the shares. Prior to the expiration of such period, the Board of Directors may extend the period specified in the notice of forfeiture or nullify the resolution of forfeiture, but such nullification shall not estop nor derogate from the power of the Board of Directors to adopt a further resolution of forfeiture in respect of the non-payment of said amount.

      (c) Whenever Shares are forfeited as herein provided, all dividends declared in respect thereof and not actually paid shall be deemed to have been forfeited together with the Shares.

      (d) The Company, by a resolution of the Board, may accept the voluntary surrender by any shareholder of all or any part of his Shares.

      (e) Any Shares forfeited or surrendered as provided herein shall thereupon constitute the property of the Company, and may be reissued or otherwise disposed of as the Board may think fit.

      (f) Any shareholder whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be obliged to pay to the Company all amounts at the time of forfeiture or surrender due to the Company with respect thereof, including interest and expenses as aforesaid until actual repayment, whether the maturity date of same amounts is on or prior to the date of forfeiture or surrender or at any time thereafter, and the Company, with the approval of the Board in its discretion, may enforce payment of such amounts or any part thereof. In the event of such forfeiture or surrender, the Company, by a resolution of the Board, may accelerate the maturity date(s) of any or all amounts then owed to the Company by same shareholder and not yet due, in respect of such Shares, whereupon all of such amounts shall forthwith become due and payable.

            The Company, with the approval of the Board may, at any time before any share so forfeited or surrendered shall have been reissued or otherwise disposed of to a third party, nullify the forfeiture or the acceptance of the surrender on such conditions as it thinks fit, but such nullification shall not estop nor derogate from the power of the Board to re-exercise its powers of forfeiture pursuant to this Article 11.


12.    LIEN.

      (a) The Company shall have, at all times, a first and paramount lien upon all the shares registered in the name of each shareholder on the Register of Shareholders, upon all the dividends declared in respect of such Shares and upon the proceeds of the sale thereof, as security for such shareholder's Obligations. For the purposes of this Article 12, the term "Obligations" shall mean any and all present and future amount of the consideration of such shareholder's shares not yet paid to the Company .

      (b) Should a shareholder fail to fulfil any or all of his Obligations, the Company may enforce the lien, after same shareholder was provided with a period of fourteen (14) days so as to fulfill the Obligations so breached. Subject to
Article 12(c) below, the net proceeds of such sale shall be applied in payment of such sum due to the Company or to the fulfillment of the Obligation, and the remainder (if there shall be any) shall be paid to the shareholder.

      (c) A shareholder shall be obliged to reimburse the Company for all expenses thereby incurred with respect to the enforcement of a lien upon same shareholder's Shares, and such obligation shall be secured by the Shares which are subject to same lien.


13. SALE OF SHARES AFTER FORFEITURE OR SURRENDER OR IN ENFORCEMENT OF LIEN. Upon any sale of shares after forfeiture or surrender or in the course of enforcement of a lien, the Company may appoint any person to execute an adequate instrument of transfer or any other instrument required to effect the sale, and shall be entitled to register the purchaser on the Register of Shareholders as the holder of the shares so purchased. The purchaser shall not be obliged to check the regularity of the proceedings of forfeiture, surrender or enforcement of a lien or the use that was made with the consideration thereby paid with respect to the shares. As of the entry of the purchaser's name in the Register of Shareholders in respect of such Shares, the validity of the sale shall not be rebuttable, and the sole remedy of any person aggrieved by the sale shall be in damages, and against the Company solely.


14. REDEEMABLE SHARES. Subject to any Legal Requirement, the Company may issue redeemable shares and redeem the same.




                               TRANSFER OF SHARES


15.    TRANSFER OF SHARES.

      (a) EFFECTIVENESS AND REGISTRATION. A transfer of title to shares, whether voluntarily or by operation of law, shall not confer upon the transferee any rights whatsoever towards the Company unless and until such time as the transfer has been recorded in the Register of Shareholders, and, with respect to transfers prior to the Initial Public Offering, such transfer has also been approved by the Board, who shall not withhold such approval unless it has reasonable ground to believe that the transferee is involved, directly or indirectly, alone or with others, including as a shareholder (other than a less than 5% interest in a publicly traded entity), partner, director, employee, agent, representative, consultant or otherwise, in any business engaged in direct competition with the business of the Company, as conducted or contemplated at that time, and the Board may condition its approval on the transferee signing a confidentiality undertaking reasonably satisfactory to the Board. If the Board shall refuse to approve a transfer of shares, it shall set forth its reasons in writing addressed to the transferor within 60 days from the day the deed of transfer has been furnished to the Company.

      (b) RECORD DATE. Notwithstanding any other contrary provision of these Articles, in order that the Company may determine the shareholders entitled to notice of or to vote at any Annual or Special General Meeting or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of or to take or be the subject of any other action, the Board of Directors may fix in advance, a record date, which shall not be more than sixty nor less than four days before the date of such meeting (or any longer or shorter period permitted by law), nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


16. PROCEDURE OF VOLUNTARY TRANSFER OF SHARES. A shareholder desiring to transfer to another person title to his Shares, or any part thereof, shall deliver to the Company a notice to that effect accompanied by an instrument of transfer, in a form to be prescribed by the Board, duly executed by such shareholder and the transferee.

17.    LIMITATIONS ON VOLUNTARY TRANSFER OF SHARES.

      (a) Any sale, transfer or other disposition of shares by any shareholder prior to the Initial Public Offering, other than to a Permitted Transferee thereof, shall be subject to (i) a written offer from a proposed purchaser (the "PROPOSED PURCHASER") to the shareholder desiring to sell, transfer or otherwise dispose of the shares (the "OFFEROR") or from the Offeror to a Proposed Purchaser, for the sale of such shares (the "OFFERED SHARES"), and (ii) that the Offeror shall first have offered the Offered Shares for sale, on such terms and in such manner as hereinafter provided (the "OFFER"), to all Participating Shareholders. Any purported transaction in the Offered Shares in violation of the provisions of this Article 17 shall be null and void, and the Company shall not recognize or give any effect thereto.

      (b) The Offer shall be made in writing and shall be sent by registered mail, return receipt requested, to all Participating Shareholders (the "OFFEREES") on the same date with a copy to the Company.

      (c) The Offer shall specify the name of the Proposed Purchaser, the number of the Offered Shares, their class, the consideration requested per each Offered Share and other material terms of the offered transaction. Without derogating from the generality of the foregoing, terms affecting the price or value of the Offered Shares shall be deemed material.

      (d) Each Offeree shall have a period of thirty (30) days from the date Offer is sent to the Offerees (in this Article, the "ACCEPTANCE PERIOD") to notify the Offeror in writing of its desire to accept the Offer and of the number of Offered Shares it wishes to purchase in accordance therewith (the "ACCEPTANCE NOTICE"). An Offeree who shall not have given an Acceptance Notice within the Acceptance Period, or whose Acceptance Notice is conditional or qualified, shall be conclusively deemed to have rejected the Offer. A precondition to any acceptance of the Offer shall be that the Offeror shall have received within the Acceptance Period Acceptance Notice(s) for the purchase of all the Offered Shares.

      (e) The closing of the transaction for the sale of the Offered Shares by the Offeror to the purchasing Offerees, if any (the "CLOSING"), shall take place and be consummated on the fifth (5th) Business Day following the expiration of the Acceptance Period. At the Closing the Offeror shall sell and transfer the Offered Shares to the accepting Offeree, free and clear of any liens or encumbrances, except as shall be specified in the Offer, against payment by the respective accepting Offerees of the consideration specified in the Offer, and for any part of such consideration that is other than cash, the fair market value thereof. The Offeror and such Offerees shall each have all the remedies available for breach of contract in connection with the transaction set forth in this Article. In case that the Offeror and any such Offeree are in dispute over the fair market value of any non-cash consideration for the Offered Shares, such dispute shall be ultimately resolved by an independent appraiser to be appointed by the Board, and the Closing shall be consummated on the third (3rd) Business Day following the date upon which such fair market value shall be determined.

      (f) In the event that according to the Acceptance Notices the Offer is accepted with respect to a greater number than the number of the Offered Shares, then all the Acceptance Notices shall rank "pari passu", and the Offered Shares shall be sold and transferred to such Offerees in accordance with Article 17(e) above, mutatis mutandis, on a pro rata basis calculated by dividing (i) the number of shares of the Company held by each such accepting Offeree on the date of the Offer, by (ii) the total number of shares held by all accepting Offerees. If any Offeree shall have accepted the Offer with respect to a lesser number of Offered Shares than his respective pro rata share as calculated above, then the excess number of Offered Shares shall be apportioned ratably among the accepting Offerees who specified in their Acceptance Notices their interest to acquire a greater number of the Offered Shares than proportionately to their shareholding.

      (g) Subject to Article 17(h) below, in the event that by the end of the Acceptance Period the Offeror shall not have received Acceptance Notices with respect to all of the Offered Shares, the Offer shall be conclusively deemed rejected by all Offerees, and the Offeror shall be free to sell the Offered Shares, wholly but not partially, to the Proposed Purchaser under the terms specified in the Offer, provided that the sale shall be consummated within ninety (90) days thereafter or one hundred and twenty (120) days, if the right of any Tag-Along Shareholder to participate in such sale pursuant to Article 17(h) is exercised.

      (h) In the event that the Offeror is any of the Tag-Along Shareholders, then each other Tag-Along Shareholder will have the right, in lieu of accepting the Offer pursuant to Article 17(d), to require that the Offeror will not sell the Offered Shares unless such Tag-Along Shareholder participates in such transaction, on the same terms as the Offeror, and with a number of shares which bears at least the same proportion to the total number of shares of such Tag-Along Shareholder as the number of Offered Shares to be actually sold to the Proposed Purchaser bears to the total number of shares of the Offeror. The right of such Tag-Along Shareholder pursuant to this Article 17(h) shall be exercised by delivering a written notice (the "TAG-ALONG NOTICE") to the Offeror and to all other Participating Shareholders within the Acceptance Period, specifying the maximum number of shares the Tag-Along Shareholder wishes to sell, and upon giving such notice the Tag-Along Shareholder shall be bound to sell such number of shares together with the Offeror on the terms to be agreed with the Proposed Purchaser and consistent with the terms set forth in the Offer. A Tag-Along Shareholder who shall not have given a Tag-Along Notice within the Acceptance Period, or whose Tag-Along Notice is conditional or qualified, shall be conclusively deemed to have waived its right under this Article 17(h). The Tag-Along Notice shall then be merged with the Offer, to form a single Offer from the Offeror and the Tag-Along Shareholder and other Tag-Along Shareholders who shall have given a Tag-Along Notice, such merged Offer shall be governed by the provisions of Articles 17(d) through 17(h), and the Acceptance Period therefor will extend until the end of thirty (30) days from the date of the last Tag-Along Notice.

17A.    COMPULSORY ACQUISITION. The provisions of Sections 341 and 342 of the
Companies Law notwithstanding, in the event that, prior to an Initial Public Offering, holders of 66 2/3% (sixty six percent and two thirds of a percent) or more of the outstanding shares of the Company (the "SELLING SHAREHOLDERS") accept a written offer from a third party (the "ACQUIRER"), who is not Affiliated with any of such shareholders, to purchase all the outstanding shares of the Company, they shall have the right, by a written notice (the "ACQUISITION NOTICE") to the other shareholders of the Company (the "DISSENTING SHAREHOLDERS"), to require the Dissenting Shareholders to sell their shares together with the Selling Shareholders to the Acquirer and on the same terms, provided that (except for delays by any Dissenting Shareholders) such sale will be consummated within sixty (60) days from the date of the Acquisition Notice. The Acquisition Notice shall not be deemed an Offer pursuant to Article 17 above, and the Dissenting Shareholders shall not have the right to purchase any of the shares of the Selling Shareholders pursuant to Article 17 above. Each shareholder of the Company at the Effective Date and any person or entity thereafter becoming a shareholder of the Company shall be deemed to have irrevocably appointed and constituted each of the directors of the Company, with full power of substitution, to execute for and on behalf of such shareholder all instruments and documents necessary to transfer title to their shares to the Acquirer pursuant to this Article 17A. Notwithstanding the foregoing, holders of Preferred Shares shall not be required to sell such Preferred Shares pursuant to this Article 17A prior to the second anniversary of the Effective Date for consideration reflecting a value less than $300,000,000 (three hundred million United Stated Dollars) for the business of the Company.


18. PROCEDURE ON TRANSFER OF SHARES BY OPERATION OF LAW. Any person becoming entitled to shares of the Company by operation of law who desires to be registered as a shareholder in respect thereof in the Register of Shareholders, shall furnish the Company with evidence, to the satisfaction of the Board or any person designated by the Board for such purpose, of his title to the shares.

18A.   OFFER OF ORDINARY A' SHARES HELD BY EMPLOYEES.

      (a) Any employee or consultant of the Company whose employment or service with the Company shall terminate for any cause or reason (the "EMPLOYEE") prior to a Qualified Public Offering, shall be deemed to have irrevocably offered to the Company, or, if the Company is not permitted under applicable law from to purchase such shares, then to all other shareholders of the Company (except for holder of Ordinary A' Shares only) to purchase all his/her Ordinary A' Shares (including Ordinary A' Shares held by a trustee for his/her benefit and Shares which may be issued to him/her by the exercise or conversion of any options, shares or other securities held by him/her or to his/her benefit at the time of termination of his/her employment and any other Shares then held by the Employee that were acquired pursuant to any of the foregoing shares or rights) granted pursuant to any equity incentive plan maintained by the Company (the "EMPLOYEE'S OFFER"). Such Employee's Offer shall be effective until the earlier between (i) the end of a period of two (2) years from the termination of Employee's employment, and (ii) a Qualified Public Offering. Upon termination of Employee's employment the Company shall give written notice thereof to all shareholders of the Company (other than holders of Ordinary A' Shares only), which shall specify the number of Ordinary A' Shares offered under the Employee's Offer and the date until when it shall be effective.

      (b) The provisions set forth under Article 17 shall apply, mutatis mutandis, to the Employee's Offer, provided, however, that the purchase price per share shall be based upon the fair market value of the Company when the Employee's Offer becomes effective, as shall be agreed among the Employee and all the accepting Offeree(s), and in the absence of such agreement, as shall be determined by an appraiser nominated by consent of the Employee and all accepting Offeree(s), and in the absence of such consent, by an appraiser designated by the President of the Israeli Association of Certified Public Accountants. The purchase price shall be subject to any adjustment or discount which may be prescribed under the terms on which such Ordinary A' Shares were issued to Employee. If the purchase price is determined by an appraiser, then:

            (i) each accepting Offeree shall have the right to withdraw its Acceptance Notice by written notice to the Employee within ten (10) days from being notified by the appraiser in writing of his determination;

            (ii) the closing of the transaction for the sale of the Employee's shares shall take place and be consummated on the thirtieth (30th) day following the date on which the appraiser has notified in writing the Employee and all Offeree(s) of his determination; and

            (iii) the appraiser's fees and other costs of determining the purchase price shall be borne among Employee and the accepting Offerees' pro rata to their respective holdings in the Company's issued share capital.

      (c) In the event the Employee shall fail to transfer his/her Shares to the accepting Offeree(s) as provided above, the Company may appoint any person to execute an adequate instrument of transfer or any other instrument required to effect the transfer of title to such shares, and shall be entitled to register the accepting Offeree(s) on the Register of Shareholders as the holder(s) of the shares so purchased, following which the validity of the sale shall not be rebuttable, and the sole remedy of any person aggrieved by the sale shall be in damages, and against the Company solely.

      (d) In the event that the Employee's Shares are not purchased as aforesaid, any subsequent sale thereof shall be subject to the provisions of
Article 17.

      (e) The Board or the Compensation Committee of the Board may determine at any time that this Article 18A shall not apply to specified Ordinary A' Shares.

      (f) Upon the consummation of the sale of Ordinary A Shares pursuant to this Article 18A, each Ordinary A Share sold shall automatically convert into one Ordinary Share.



                                GENERAL MEETINGS


19. ANNUAL GENERAL MEETING. An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place as may be determined by the Board.


20.    SPECIAL GENERAL MEETING.

      (a) All General Meetings other than Annual General Meetings shall be called "Special General Meetings".

      (b) The Board may, whenever it thinks fit, convene a Special General Meeting, and shall be obliged to do so upon receipt of a requisition in writing in accordance with the provisions of the Companies Law.

      (c) Shareholders of the Company shall not be authorized to convene a General Meeting except as provided in the Companies Law.


21.    NOTICE OF GENERAL MEETINGS.

      (a) Not less than fourteen (14) days prior to any General Meeting, or, following a Qualified Public Offering, not less than twenty-one (21) days, a written notice thereof shall be delivered to all holders of records of voting shares of the Company. Such notice shall specify the place, the day and the hour of the General Meeting the general nature of the matters to be discussed thereat and such other information required under applicable law.

      (b) The accidental omission to give notice of a General Meeting, or the non-receipt of a notice by a shareholder entitled to receive notices of General Meeting, shall not invalidate the proceedings of such General Meeting.

      (c) Until a Qualified Public Offering, notwithstanding anything of the contrary herein, a shareholder entitled to receive notices of General Meeting may waive such right, or the right to receive fourteen (14) days' prior written notice, generally or in respect of a specific General Meeting, and shall be deemed to have waived such right with respect to any General Meeting at which he was present, in person or by proxy, at the opening of such meeting.


22.    QUORUM.

      (a) (i) Until a Qualified Public Offering, three or more shareholders, present in person or by proxy when the meeting proceeds to business, and holding shares representing in the aggregate 66 2/3% (sixty six percent and two thirds of a percent) or more of the total voting power attached to the shares then outstanding and a majority of the Preferred Shares then issued (calculated on an "as converted" basis), shall constitute a quorum at General Meeting.

            (ii) Following a Qualified Public Offering, two or more shareholders, present in person, by proxy or by voting card when the meeting proceeds to business, and holding shares representing in the aggregate 33 1/3% (thirty three percent and one third of a percent) or more of the total voting power attached to the shares then outstanding, shall constitute a quorum at General Meeting.

      (b) If within half an hour from the time appointed for the General Meeting a quorum is not present, the General Meeting shall stand adjourned to the same day in the next week, at the same time and place. The requisite quorum at an adjourned General Meeting shall be:

            (i) if the original meeting was convened upon requisition by shareholders pursuant to the Companies Law - the number of shareholders holding the minimum number of voting shares necessary to make such requisition, present in person or by proxy; and

            (ii) in any other case - one or more shareholders, present in person or by proxy, holding at least one share other then Ordinary A Shares.

            At an adjourned General Meeting the only businesses to be considered shall be those matters which might have been lawfully considered at the General Meeting originally called if a requisite quorum had been present, and the only resolutions to be adopted are such types of resolutions which could have been adopted at the General Meeting originally called.


23. CHAIRMAN. The Chairman, if any, of the Board, or any other person appointed by the Board, or, if the Chairman of the Board or such person are not present within fifteen (15) minutes from the time designated for the opening of the meeting, or are unwilling to serve as its Chairman, then the shareholders present at the meeting may, by Ordinary Resolution, appoint a chairman of the meeting. The Chairman of any General Meeting shall have no additional or casting vote.


24.    ADOPTION OF RESOLUTIONS AT GENERAL MEETINGS.

      (a) An Ordinary Resolution shall be deemed adopted at a General Meeting if supported by shareholders present, in person, by proxy or by voting card, vested with more than fifty percent (50%) of the total voting power attached to the Shares whose holders were present, in person or by proxy, at such General Meeting and voted thereon.

      (b) Any proposed resolution put to vote at a General Meeting shall be decided by a written ballot.

      (c) A declaration by the Chairman of the General meeting that a proposed resolution has been adopted or rejected, shall constitute a prima facie evidence of the adoption or rejection, respectively, of same resolution, and no further proof verifying the contents of such declaration or the number or proportion of the votes recorded in favor of or against such resolution shall be required.


25. RESOLUTIONS IN WRITING. Until a Qualified Public Offering, a resolution in writing, including executed counterparts thereof transmitted by facsimile, which was agreed upon in writing by all shareholders of the Company then entitled to vote at General Meetings, shall be deemed to have been adopted by a General Meeting duly convened and held on the date on which the last shareholder to sign affixed his signature thereon.


26. VOTING POWER. Subject to the provisions of Article 27(a) below and subject to any other provision hereof pertaining to voting rights attached or not-attached to any shares, whether in general or in respect of a specific matter or matters, every shareholder shall have one vote for each share (other than Ordinary A Shares) registered in his name on the Register of Shareholders, regardless of its denomination or class. Notwithstanding the foregoing, holders of Preferred Shares shall have the right to one vote for each Ordinary Share into which the Preferred Shares could then be converted.


27.    ATTENDANCE AND VOTING RIGHTS AT GENERAL MEETINGS.

      (a) No shareholder shall be entitled to be present or vote at a General Meeting (or be counted as part of the quorum thereat) unless all amounts due as at the date designated for same General Meeting with respect to his shares were paid.

      (b) A corporate body being a shareholder of the Company and entitled to vote and/or attend at a General Meeting may exercise such rights by authorizing any person, whether in general or for a specific General Meeting, to be present and/or vote on its behalf. Upon the request of the Chairman of the General Meeting, a written evidence of such authorization and its validity (in a form acceptable to the Chairman) shall be furnished thereto.

      (c) A shareholder entitled to vote and/or attend at a General Meeting may appoint a proxy, whether in general or for a specific General Meeting, to exercise such rights, as follows:

            (1)      The appointment of a proxy shall be in writing and shall
                  be in the following form or in any other form approved by the
                  Board:

                  "I, the undersigned,
                                       ----------------------------------------
                                             (name of shareholder)
                  being a shareholder of
                                         --------------------------------------
                                             (name of the Company)
                  appoint                                                   of
                          -------------------------------------------------
                                             (name of proxy)
                  -------------------------------------------------------------
                                             (address of proxy)

                  as my proxy to attend and vote on my behalf at [any General Meeting of the Company] [the General Meeting / Special General Meeting of the Company to be held on the ___day of _______, ___] and at any adjournment thereof.

                  Signed this ___ day of _________, _____.

                  ---------------------------."
                  (signature of shareholder)


            (2)      The instrument appointing a proxy (and the power of
                  attorney or other authority, if any, under which such instrument has been signed) shall either be presented to the Chairmen at the meeting at which the person named in the instrument proposes to vote or be delivered to the Company (at its Registered Office, at its principal place of business, or at the offices of its registrar or transfer agent, or at such place as the Board of Directors may specify) not less than two
                  (2) hours before the time fixed for such meeting, except that the instrument shall be delivered forty-eight (48) hours before the time fixed for the meeting where the meeting is to be held other than at the Company's principal place of business and the instrument is delivered to the Company at it Registered Office or principal place of business.

            (3)      Unless expressly permitted in the appointing instrument, a proxy may not delegate his powers to any other person.

            (4)      A vote cast in accordance with an instrument appointing a
                  proxy shall be valid notwithstanding the prior death or bankruptcy of the appointing shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the transfer of the share in respect of which the vote is cast, unless written notice of such matters shall have been received by the Company or by the Chairman of such meeting prior to such vote being cast.

            (5)      An instrument appointing a proxy shall be deemed revoked
                  (i) upon receipt by the Company or the Chairman, subsequent to receipt by the Company of such instrument, of written notice signed by the person signing such instrument or by the shareholder appointing such proxy canceling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy (and such other documents, if any, required under this Article for such new appointment), provided such notice of cancellation or instrument appointing a different proxy were so received at the place and within the time for delivery of the instrument revoked thereby as referred to in clause (2) above, or (ii) if the appointing shareholder is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Chairman of such meeting of written notice from such shareholder of the revocation of such appointment, or if and when such shareholder votes at such meeting. A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the revocation or purported cancellation of the appointment, or the presence in person or vote of the appointing shareholder at a meeting for which it was rendered, unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this clause (5) at or prior to the time such vote was cast.

            (d)      A shareholder entitled to vote and/or attend at a General
                  Meeting and is legally incapacitated, may exercise such rights by his custodian.

            (e)      If two or more persons are registered as joint owners of
                  any Share, the right to attend at a General Meeting, if attached to such share, shall be conferred upon all of the joint owners, but the right to vote at a General Meeting and/or the right to be counted as part of the quorum thereat, if attached to such Share, shall be conferred exclusively upon the senior amongst the joint owners attending the General Meeting, in person or by proxy; and for this purpose seniority shall be determined by the order in which the names stand on the Register of Members.



                               BOARD OF DIRECTORS


28.    POWERS OF BOARD OF DIRECTORS.

      (a) The Board shall be vested with the exclusive authority to exercise all of the Company's powers which are not, by the Companies Law, these Articles or any applicable law, required to be exercised by a resolution in a General Meeting.

      (b) Without derogating from the above, the management of the business of the Company shall be vested exclusively in the Board.


29.    EXERCISE OF POWERS OF THE BOARD OF DIRECTORS.

      (a) The powers conferred upon the Board shall be vested in the Board as a collective body, and not in each one or more of the directors individually, and all such powers may be exercised by the Board by adopting resolutions in accordance with the provisions of these Articles.

      (b) Subject to the provisions of Article 42A below, a resolution shall be deemed adopted at a meeting of a Board, whether in person or by using a conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, if supported by a majority of the directors attending such meeting, and entitled to vote thereat.

      (c) A resolution in writing, including executed counterparts thereof transmitted by facsimile, which was agreed upon by all the directors then in office and entitled to vote thereon, shall be deemed to have been adopted unanimously by the Board in a meeting duly convened and held on the date on which the last of the directors to sign affixed his signature thereto.


30. COMMITTEES OF DIRECTORS. (a) Subject to any contrary provision of the Companies Law, the Board may delegate any or all of its powers to committees, each consisting of two or more directors; provided, that, until a Qualified Public Offering, the Compensation Committee (or any other committee exercising similar powers) will include the Preferred Director designated by OrbiMed. The Board may, from time to time, revoke or alter the powers so delegated. Each committee shall, in the exercise of the powers so delegated, conform to any regulations and conditions prescribed by the Board upon the delegation or at any other time.

      (b) The provisions of the Articles with respect to the meetings of the Board, their convening, adoption of resolutions thereat and adoption of resolutions in writing shall apply, mutatis mutandis, to the meetings of any such committee, unless otherwise prescribed by the Board.


31. NUMBER OF DIRECTORS. The Board shall consist up to seven (7) directors, until otherwise prescribed by an Ordinary Resolution.


32.    APPOINTMENT AND REMOVAL OF DIRECTORS.

      (a)   Until a Qualified Public Offering -

            (i) Holders of the majority of the outstanding Ordinary Shares of the Company (other than the Conversion Shares, as defined in clause (ii) below), shall be entitled to appoint, from time to time, up to five (5) Directors, to remove any of such Directors, and appoint another Director in place of any such Director whose office has been vacated for any reason whatsoever;

            (ii) Holders of Preferred Shares (including Ordinary Shares resulting from the conversion thereof (the "Conversion Shares")), so long as such shares constitute at least 5% of the total outstanding shares of the Company in "as converted basis", shall be entitled, from time to time, to appoint up to two (2) Directors, one of which shall be appointed, removed or replaced by OrbiMed, and the other shall be an industry professional outside director, who shall be appointed, removed or replaced by holders of the majority of the outstanding Preferred Shares, and will be reasonably acceptable to the other Directors;

            (iii) If the maximum number of Directors is increased above seven
      (7), the Ordinary Resolution prescribing the new maximum number of Directors will set forth the manner in which the additional Directors may be appointed, removed and replaced.

            Any appointment or removal from office pursuant to Article 32(a) shall be done by written notice to the Company and shall be effective upon delivery thereof to the Company or on the date stipulated therefor therein - whichever is the later.

      (b) Following a Qualified Public Offering -

            (i) Directors shall be elected at the Annual General Meeting by an Ordinary Resolution, and each Director shall serve until the Annual General Meeting next following the Annual General Meeting or General Meeting at which such Director was elected pursuant to this Article 32(b)(i), or his earlier removal pursuant to this Article 32(b)(i). Shareholder present at a General Meeting in person or by proxy may by an Ordinary Resolution remove any Director(s) from office, to elect Directors instead of Directors so removed or to fill any vacancy, however created, in the Board.

            (ii) The Directors shall at any time and from time to time have the power to appoint any other person as a Director, whether to fill a vacancy or whether in addition to those of their body. Any Director so appointed shall hold office until the first General Meeting convened after such appointment and may be re-elected.


33.    QUALIFICATION OF DIRECTORS.

      (a) A person shall be disqualified to serve as a Director if he shall compete with the Company or serve as a director of a competitor of the Company. For this purpose, "competition" with the Company shall be regarded, for any person or entity, as the direct or indirect engagement, by itself or with or through others, as a partner, joint venturer, consultant, agent, distributor, dealer, sub-contractor, supplier, a holder of 5% or more in any entity (or 10% or more if the entity's securities that are publicly traded), director, employee or otherwise, in any products which directly competes with the Company's gastrointestinal products or uses similar technology.

      (b) No person shall be disqualified to serve as a director by reason of his not holding shares in the Company or by reason of his having served as director in the past.


34.   VACATION OF DIRECTOR'S OFFICE.

      The office of a director shall be vacated:

      (1)   Upon his death;

      (2) On the date at which he is declared a bankrupt or, if the director is a corporation - on the date at which a liquidation order was issued in respect thereof;

      (3)      On the date he is declared legally incapacitated;

      (4) On the date stipulated therefor in the notice of his appointment, if appointed pursuant to Article 32(a);

      (5) On the date stipulated therefor in the notice of his removal or on the date of the delivery of such notice to the Company, whichever is later;

      (6) On the date stipulated therefor in a written notice of resignation by such Director delivered to the Company or upon its delivery to the Company, whichever is later.

      (7) Upon his disqualification pursuant to Article 33(a) above according to a written notice to that effect from the Chairman of the Board to the disqualified director in question;

            (8)      If any shares are issued or transferred, following which a shareholder or shareholders which before that has appointed a certain number of Directors, are entitled to appoint a lesser number of directors, then the offices of all the Directors appointed by such shareholder as aforesaid shall be automatically vacated on the tenth (10th) day following such issuance or transfer, unless such shareholder removes from office the required number of directors appointed thereby, before the said 10 days have elapsed.


35. REMUNERATION OF DIRECTORS. No director shall be paid any remuneration by the Company for his services as director unless otherwise will be prescribed by the Board, and to the extent same shall be prescribed, and subject to the provisions of the Companies Law. Notwithstanding the foregoing, subject however to the provisions of the Companies Law, the directors will be reimbursed for reasonable out of pocket expenses incurred in the course of performance of their duties as directors, as approved by the Board.


36.    CONFLICT OF INTEREST.

      (a) A Director knowing that he has, directly or indirectly, an interest in any existing or proposed transaction to which the Company is a party, or in which the Company has an interest, shall notify the Company thereof, specifying the nature of such interest in the transaction.

      (b) A Director shall not be disqualified from holding his office by virtue of having an interest in any such transaction, but he shall not be entitled to attend a meeting whereat such transaction is considered (or to be counted as part of the quorum present thereat), or to express an opinion in the matter; nor shall he be entitled to vote in favor or against such transaction or in respect of any matter relating thereto, all unless and to the extent permitted under the Companies Law.

      (c) A Director may hold any other office under the Company, whether with or without remuneration, and may enter into an agreement with the Company with respect to the terms of his appointment to such office. The provisions of
Article 36(b) shall apply to any meeting of the Board whereat such appointment and/or its terms are considered and/or determined, and to all acts of the Board of Directors with respect thereto.

      (d) A Director may be engaged by the Company in rendering professional services to the Company, whether with or without remuneration, and may enter into an agreement with the Company with respect to the terms of his engagement. The provisions of Article 36(b) shall apply to any meeting of the Board whereat such engagement and/or its terms are considered and/or determined, and to all acts of the Board of Directors with respect thereto.


37.    ALTERNATE DIRECTOR.

      (a) The shareholder(s) appointing any director may, by delivering a written notice to the Company, appoint an alternate for such director (hereinafter referred to as "ALTERNATE DIRECTOR"), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. The appointment of the Alternate Director shall be for an indefinite period and for all purposes, unless restricted to a specific period, to a specific meeting or act of the Board, to a specific matter or in any other manner, and same restriction was specified in the appointment instrument or in a written notice delivered to the Company.

      (b) Any notice delivered to the Company pursuant to Article 37(a) shall become effective on the date specified therefor therein or upon delivery thereof to the Company, whichever is later.

      (c) An Alternate Director shall be vested with all rights and shall bear all obligations of the director for whom he is appointed, provided, however, that he shall not be entitled to appoint an alternate for himself (unless the instrument appointing him expressly provides otherwise), and provided further that the Alternate Director shall have no standing at any meeting of the Board of Directors or any committee thereof whereat the director for whom he is appointed as alternate is present.

      (d) Any person who qualifies to be a member of the Board may be appointed an Alternate Director. The provisions of these Articles regarding qualification, vacation of office, remuneration and conflict of interests shall also apply to Alternate Directors.

      (e) The Alternate Director solely shall be responsible for his own acts and omissions, and he shall not be deemed an agent of the director(s) who appointed him.

      (f) The office of an Alternate Director shall be ipso facto terminated if the director for whom such Alternate Director has been appointed ceases to be a director.


38. MEETINGS OF THE BOARD OF DIRECTORS.Subject to Articles 39 and 40 below, the Board may meet, adjourn its meetings and otherwise determine and regulate such meetings and their proceedings as it deems fit.


39.    CONVENING MEETING OF THE BOARD OF DIRECTORS.

      (a) The Chairman of the Board may, at any time, convene a meeting of the Board, and shall be obliged to do so upon receipt of a written demand from any one of the Directors then in office. In the event there is no such Chairman or a meeting of the Board was not convened to a date which is no later than ten (10) days following the delivery of such written demand, the Director requesting the meeting may convene a meeting of the Board. Convening a meeting of the Board shall be made by delivering a notice thereof to all of the directors not later than seven (7) days prior to the date thereof, or, in emergencies, a shorter period determined by the Chairman as reasonably necessary in the circumstances. Such notice shall specify the exact time and place of the meeting so called and the general nature of the business to be considered thereat.

      (b) The accidental omission to give notice of a meeting, or the non-receipt of notice by any director, shall not invalidate the proceedings of such meeting.

      (c) A Director may waive his right to receive notice of any meeting, or to receive prior notice as aforesaid, in general or in respect of a specific meeting, and shall be deemed to have waived such right with respect to any meeting at which he was present.


40.    QUORUM.

      (a) A majority of the number of directors then in office and entitled to vote at the meeting of the Board called for, which shall include at least one Preferred Director, shall constitute a quorum thereat. No business shall be considered or determined at any meeting of the Board unless the requisite quorum is present when the meeting proceeds to business.

      (b) If within half an hour from the time appointed for the meeting of the Board, a quorum is not present, the Board meeting shall stand adjourned to the same day in the next week, at the same time and place (or within a shorter period of at least three days if the Chairman of the Board shall determine in good faith that the urgency of the matter for which such meeting was convened can not sustain a week's delay). The requisite quorum at a adjourned meeting of the Board shall be those Directors who are present thereat. At an adjourned meeting of the Board the only business to be considered shall be those matters which might have been lawfully considered at the meeting of the Board originally called if a requisite quorum had been present.


41. CHAIRMAN OF THE BOARD OF DIRECTORS. The Board may from time to time elect one of its members to be the Chairman of the Board, remove such Chairman from office and appoint another in his place. The Chairman of the Board shall preside at every meeting of the Board, but if there is not such Chairman, or if he is not present or he is unwilling to take the chair at any meeting, the Directors present shall elect one of their number to be the chairman of such meeting. The Chairman shall have no additional or casting vote.


42. VALIDITY OF ACTS OF DIRECTORS DESPITE DEFECTS. All acts done bona fide at any meeting of the Board, or of a committee of the Board shall, notwithstanding that it may afterwards be discovered that there was a defect in the appointment or qualification of the participants thereat, or any of them, be as valid as if there was no such defect.


                                 SPECIAL ISSUES

42A.   SPECIAL ISSUES.

       Any contrary provision of these Articles notwithstanding, until the Qualified Public Offering, and as long as the Preferred Shares constitute five percent (5%) or more of the total outstanding shares of the Company on an as converted basis, the Company willabide by the following, unless first having obtained either (y) the approval of the Board of Directors, including at least one Preferred Director (if Preferred Director(s) are appointed at such time and such director(s) are not precluded either under any law or these Articles from participating and voting in a board meeting in which any of such actions are considered), or (z) the affirmative vote or written consent of the holders of at least a majority of the outstanding Preferred Shares:

      (a) BUSINESS. The Company will not engage in any business other than the business of research, development, production service and sale of products for use in the gastrointestinal diagnostics and/or therapy.

      (b) MERGER AND SALE OF ASSETS; LIQUIDATION AND DISSOLUTION. Prior to the second anniversary of the date on which Preferred Shares have first been issued (the "Closing"), the Company will not merge or consolidate with any other entity or sell, assign, lease or otherwise dispose of all or substantially all of its assets, in one transaction or in a series of related transactions, nor dissolve or liquidate the Company, if the proceeds for such event are less than US$300 million.

      (c) AMENDMENTS TO MEMORANDUM AND ARTICLES OF ASSOCIATION AND RIGHTS OF PREFERRED SHARES. The Company will not amend, alter or repeal any provision of its Memorandum or

Articles of Association or take any other action which adversely affects or compromises the rights attached to the Preferred Shares, nor will the Company reclassify any shares of any class or series of the share capital of the Company into shares having any preference or priority superior to any such preference or priority of the Preferred Shares or create, authorize or issue any other class or series of share capital or any security convertible into or evidencing the right to purchase shares of any class or series of the share capital of the Company having any preference or priority superior to any such preference or priority of the Preferred Shares

      (d) DISTRIBUTIONS. Neither the Company nor any Subsidiary will purchase, redeem, retire, or otherwise acquire for value, except shares of the Company held by employees, directors or consultants pursuant to exercise of option granted under any option plan or similar equity incentive arrangement, any shares of its share capital (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its shareholders (such transactions being hereinafter referred to as "Distributions"), and neither the Company nor any Subsidiary shall declare or pay any dividends or make any distribution of assets to its shareholders as such, in each case unless such Distribution, dividends or asset distribution is funded from an event approved or which does not require approval pursuant to paragraph (b) above.

      (e) MATERIAL AGREEMENTS; DEALINGS WITH AFFILIATES. Neither the Company nor any Subsidiary will enter into any transaction or agreement (i) involving the expenditure or commitment of amounts exceeding US$500,000, individually or in the aggregate, within 18 months of the Closing unless contemplated within in an annual budget approved by the Board of Directors, or (ii) other than indemnification and employment transactions in the ordinary course of the Company's business, with any employee, officer or director or any member of their families, or any corporation or other entity in which any one or more of such persons holds, directly or indirectly, five percent (5%) or more of any class of share capital, or with any other Affiliate of the Company, except agreements and transactions on terms no less favorable to the Company or any Subsidiary than it would obtain in a transaction between unrelated parties, and then only if such agreements or transactions are approved by the disinterested members of the Board of Directors.

      (f) TRANSFERS OF TECHNOLOGY. Neither the Company nor any Subsidiary will transfer substantially all or substantially all of the Intellectual Property Rights to any Person for a value of less than US$300 million within 2 years of the Closing.

      (g) RESTRICTIVE AGREEMENTS PROHIBITED. Neither the Company nor any of its Subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of its obligations in connection with the first issuance of Preferred Shares, or the provisions relating to the Preferred Shares included in these Articles, including, but not limited to, registration rights and the payment of dividends on, the redemption, voting or conversion of the Preferred Shares, PROVIDED, HOWEVER, that nothing in this paragraph (g) shall prohibit any amendment of or waiver of any provision applicable to any of the foregoing, if such amendment or waiver is in accordance with the applicable provisions of these Articles and other applicable law.

      (h) MERGERS, SALE OF ASSETS, ETC. OF SUBSIDIARIES. Unless permitted under paragraph (b) above without requiring special approval under this Article, the Company shall not permit any Subsidiary to consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any Subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other Subsidiary, or (ii) merge into or sell or transfer assets to the Company.

      (i) MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES. Unless permitted under paragraph (b) above without requiring special approval under this Article, the Company shall not sell or otherwise transfer any shares of the share capital of any Subsidiary, except to the Company or another Subsidiary, or permit any Subsidiary to issue, sell or otherwise transfer any shares of its Share capital or the Share capital of any Subsidiary, except to the Company or another Subsidiary.

      (j) SHARE AND OPTION AGREEMENTS. The Company will not (i) issue Ordinary Shares or securities convertible into Ordinary Shares within 1 year of the Closing or (ii) issue share options to its officers, directors, employees or others who render services to the Company at an exercise price less than the price per at which Preferred Shares shall have first been issued, except with respect to either of the foregoing (A) pursuant to a Share Option Plan in an aggregate amount approved on the date hereof or such greater number of shares of Ordinary Shares as approved by the Board of Directors, consistent with the Company's then general compensation policy, (B) pursuant to any other share option plan approved by the Board of Directors, (C) pursuant to a Qualified Public Offering, (D) pursuant to the exercise of any options existing at the date of the Closing under the Series A Purchase Agreement, or (E) in connection with a merger or consolidation permitted under paragraph (b) above without requiring special approval under this Article.



                                 GENERAL MANAGER


43.    GENERAL MANAGER.

      (a) The Board may, from time to time, appoint one or more persons, whether or not directors, as General Manager(s) of the Company or a similar title, either for a definite period or without any limitation of time, and may confer powers, authorities and rights and/or impose duties and obligations upon such person or persons and determine his or their salaries as the Board may deem fit, all subject to the provisions of the Companies Law.

      (b) Notwithstanding the provisions of any agreement between the General Manager and the Company, the Company shall be vested with the power, exercisable by a resolution of the Board and subject to the provisions of the Companies Law, to remove the General Manager from his office or to revoke or alter his powers, authorities, rights, duties, obligations or salary.



                                     MINUTES


44.    MINUTES.

      (a) The proceedings of each General Meeting, meeting of the Board and meeting of committee of the Board shall be recorded in the minutes of the Company. Such minutes shall set forth the names of the persons present at every such meeting and all resolutions adopted thereat and shall be signed by the chairman of that meeting.

      (b) All minutes purporting to be executed and signed as aforesaid, shall constitute evidence that the meeting was duly convened and held and as recorded in the minutes, unless proven otherwise.

                              DIVIDENDS AND PROFITS


45.    DECLARATION OF DIVIDENDS.

      (a) Subject to the provisions of Article 42A, the Board may from time to time declare interim or final dividend at a rate as the Board may deem fit considering the profits of the Company and as permitted by applicable law.

      (b) Subject to any special or restricted rights conferred upon the holders of shares as to dividends, all dividends shall be declared and paid in accordance with the paid-up capital of the Company attributable to the shares in respect of which the dividends are declared and paid. The paid-up capital attributable to any share (whether issued at its nominal value, at a premium or at a discount), shall be the nominal value of such share; provided, however, that if the entire consideration for same share was not yet paid to the Company, the paid-up capital attributable thereto shall be such proportion of the nominal value as the amount paid to the Company with respect to the share bears to its full consideration, and further provided that amounts which have been prepaid on account of shares and the Company has agreed to pay interest thereon shall not be deemed, for the purposes of this Article, to be payments on account of such shares.

      (c) Notwithstanding anything to the contrary herein, in the event that the Company shall declare and pay a dividend on the Ordinary Shares (other than a dividend payable solely in shares of Ordinary Shares), it shall at the same time declare and pay to each holder of Preferred Shares a dividend equal to the dividend that would have been payable to such holder as if the Preferred Share held by such holder had been converted into Ordinary Shares on the date of determination of the holders of Ordinary Shares entitled to receive such dividend.

      (d) Notice of the declaration of dividends shall be delivered to all those entitled to such dividends.


46.    RIGHTS TO PARTICIPATE IN THE DISTRIBUTION OF DIVIDENDS.

      (a) Subject to special rights with respect to the Company's profits to be conferred upon any person pursuant to these Articles and further subject to the provisions of the Articles with respect to reserved funds and special funds, all the profits of the Company may be distributed among the shareholders entitled to participate in the distribution of dividends.

      (b) Notwithstanding the foregoing, a share shall not attribute the right to participate in the distribution of dividends which were declared prior to the date of its actual issuance.


47. INTEREST ON DIVIDENDS. The Company shall not be obliged to pay, and shall not pay interest on declared but unpaid dividends if the shareholders entitled to such dividends fails to collect same or to provide the Company the necessary information for the payment thereof, or if the Company is for any other reason unable to pay the dividend to such shareholder.


48. PAYMENT OF DIVIDENDS. Subject to Article 49, a declared dividend may be paid by a check made to the order of the person entitled to receive such dividend (and if there are two or more persons entitled to the dividend in respect of the same share - to the order of any one of such persons) or to the order of such person as the person entitled thereto may direct in writing. Same check shall be sent to the address of the person entitled to the dividend, as notified to the Company.


49.    PAYMENT IN SPECIE.

      (a) Upon the recommendation of the Board, if approved by an Ordinary Resolution at a General Meeting, dividends may be paid, wholly or in part, by the distribution of specific assets of the Company and/or by the distribution of shares and/or debentures of the Company and/or of any other company, or in any combination of such manners.

      (b) In order to give effect to any resolution in connection with distribution of dividends, or distribution of property, fully paid-up shares or debentures, the board of directors may resolve any difficulty that shall arise with distribution as it shall deem necessary, especially to issue certificates for fractional shares and to determine the value of certain property for purposes of distribution, and to decide that payment in cash shall be made to the shareholders on the basis of the value decided for that purpose, or that fractions the value of which is less than one New Israeli Shekel shall not be taken into account for the purpose of coordinating the rights of all the parties.


50. SETTING-OFF DIVIDENDS. The Company's obligation to pay dividends or any other amount in respect of shares, may be set-off by the Company against any amount then due and payable to the Company by the person entitled to receive the dividend. The provisions contained in this Article shall not prejudice any other right or remedy vested with the Company pursuant to the Articles or any applicable law.


51.    UNCLAIMED DIVIDENDS.

      (a) Dividends unclaimed by the person entitled thereto within thirty (30) days after the date stipulated for their payment, may be invested or otherwise used by the Company for its own account, as it deems fit, until claimed; and the Company shall not be deemed a trustee in respect thereof.

      (b) Dividends unclaimed within a period of seven (7) years from the date stipulated for their payment, shall be forfeited and shall revert to the Company, unless otherwise directed by the Board.


52.   RESERVES AND FUNDS.

      (a) The Board may, before declaring a distribution of dividends, determine to set aside out of the profits of the Company or out of an assets revaluation fund and carry to reserve or reserves such sums as it deems fit, and direct the designation, application and use of such sums. The Board may further determine that any such sums which it deems prudent not to distribute as dividends will not be set aside for reserve, but shall remain as such at the disposal of the Company.

      (b) The Board may, from time to time, direct the revaluation of the assets of the Company, in whole or in part, and the creation of an assets revaluation fund out of the revaluation surplus, if any.


53.   CAPITALIZATION OF PROFITS.

      (a) Upon the recommendation of the Board, the Company may determine by an Ordinary Resolution at a General Meeting that it is desirous of capitalizing all or any part of the sums or assets allocated to the credit of any reserve fund or to the credit of the profit and loss account or being otherwise distributable as dividends (including sums or assets received as premiums on the issuance of shares or debentures), and direct accordingly that such sums or assets be released for distribution amongst the shareholders who would have been entitled thereto if distributed by way of dividends and in the same proportion; provided that same sums or assets be not paid in cash or in specie but be applied for the payment in full or in part of the unpaid consideration of the issued shares held by such shareholders and/or for the payment in full of the consideration (as shall be stipulated in said resolution) for shares or debentures of the Company to be issued to such shareholders subsequent to the date of said resolution, credited as fully paid up, provided, that, the issue of such shares shall be in one of the following manners, as to be decided upon by the Board:

            (i) In such a manner so that each shareholder entitled to fully paid up shares as aforesaid shall receive shares of the same class; or

            (ii) In such a manner so that each shareholder entitled to fully paid up shares as aforesaid shall receive shares of the class of shares held by him and entitling him to receive such fully paid up shares.

      (b) In the event a resolution as aforesaid shall have been adopted, the Board shall make all adjustments and applications of the moneys or assets resolved to be capitalized thereby, and shall do all acts and things required to give effect thereto. The Board may authorize any person to enter into an agreement with the Company on behalf of all shareholders entitled to participate in such distribution, providing for the issuance to such shareholders of any shares or debentures, credited as fully paid, to which they may be entitled upon such capitalization or for the payment on behalf of such shareholders, by the application thereto of the proportionate part of the moneys or assets resolved to be capitalized, of the amounts or any part thereof remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding upon all such shareholders.



                               ACCOUNTS AND AUDIT

53A.   ACCOUNTS AND AUDIT.

      (a) The Board shall cause correct accounts to be kept; (i) of the assets and liabilities of the company; (ii) of any amount of money received or expended by the company and the matters for which such sum of money is expended or received; and (iii) of all purchases and sales made by the company. The account books shall be kept in the office or at such other place as the directors deem fit and they shall also be open for inspection by the directors.

      (b) The Board shall determine from time to time, in any specific case or type of case, or generally, whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the company, or any of them, shall be open for inspection by the shareholders, and no shareholder, not being a director, shall have any right of inspecting any account book or document of the company except as conferred by law or authorized by the board of directors or by the company in a general meeting.

      (c) Once a year, and to the extent practicably possible, at the Annual General Meeting, the directors shall submit before the General Meeting a profit and loss account for the period after the previous account, in accordance with the relevant provisions of the Companies Law, and the directors shall submit a balance sheet for the date of the profit and loss account. To the balance sheet shall be attached a report of the auditor and it shall be accompanied by a report from the directors with respect to the situation of the company business and the amount they propose as a dividend (if any) and the amount (if any) that they propose be set aside for the fund accounts.

      (d) The foregoing provisions shall not derogate from any contractual rights of any shareholder to receive information form the Company.


                             SUPPLEMENTARY REGISTERS


54. AUTHORITY TO KEEP SUPPLEMENTARY REGISTERS. Subject to and in accordance with the provisions of the Companies Law and to all orders and regulations issued thereunder, the Company may cause supplementary registers to be kept in any place outside Israel as the Board may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.



55.   [Reserved]



                              STAMP AND SIGNATURES


56.   THE COMPANY'S STAMP.

      (a) The Company shall have an official stamp.

      (b) The Company may keep an official stamp for documents made for foreign purposes, and may authorize, from time to time, a person appointed for this purpose to make use of such stamp.


57.   THE COMPANY'S SIGNATURE.

      (a) A document shall be deemed signed by the Company upon the fulfillment of all of the following:

            (1) the Company's stamp was stamped thereon by a person or persons authorized therefor by the Board, or it bears the name of the Company in print or handwritten in capitalized letters;

            (2) it bears the signature of one or more persons authorized therefor by the Board;

            (3) the act of the person or persons authorized by the Board as aforesaid was within such person's or persons' authority and without deviation therefrom.

      (b) An authorization of one or more persons by the Board to sign on a document on behalf of the Company shall be deemed to include the authority to stamp the Company's stamp thereon, unless otherwise provided by the Board

      (c) An authorization by the Board as provided in Article 57(b) may be for a specific document or for a certain sort of documents or for all the Company's documents or for a definite period of time or for an unlimited period of time, and may be given to persons who are not directors, officers or employees of the Company, provided that any such authority may be terminated by the Board, at will.

      (d) The provisions of this Article shall apply both to the Company's documents executed in Israel and the Company's documents executed abroad.



                                     NOTICES

58.   NOTICES IN WRITING.

      (a) Notices pursuant to the Companies Law and the Articles shall be made in the manner prescribed by the Board from time to time.

      (b) Unless otherwise prescribed by the Board, all notices shall be made in writing and shall be sent by registered mail, personal delivery / courier or by facsimile.


59.   DELIVERY OF NOTICES.

      (a) Each shareholder and each director shall notify the Company in writing of his address for the receipt of notices, documents and other communications relating to the Company, its business and affairs.

      (b) Any notice, document or other communication shall be deemed to have been received at the time received by the addressee or at its address, or if sent by registered mail to same address - within three (3) Business Days from its dispatch if sent to an address within the same country, and five (5) Business Days of sent to an address in another country.

      (c) The address for the purposes of Article 59(b) shall be the address furnished pursuant to Article 59(a), and the address of the Company for the purposes of Article 59(b) shall be its registered address or principal place of business.





                       EXEMPTION, INDEMNITY AND INSURANCE


60.   EXEMPTION. The Company may exempt any "Office Holder" (as defined in the
Law) from his or her liability to the Company for breach of duty of care, to the maximum extent permitted by law, before or after the occurrence giving rise to such liability.


61.   INDEMNIFICATION.

      (a) The Company may undertake with any Office Holder to indemnify such Office Holder, to the maximum extent permitted by law, against any liabilities he or she may incur in such capacity, provided that such undertaking is limited
(a) with respect to categories of events that can be expected as determined by the Board of Directors when authorizing such undertaking, and (b) with respect to such amounts determined by the Board of Directors as reasonable in the circumstances.

      (b) The Company may indemnify any past or present Office Holder, to the maximum extent permitted by law, with respect to any past occurrence, whether or not the Company is obligated under any agreement to indemnify such Office Holder in respect of such occurrence.

1. 61A. INSURANCE. The Company may procure, and/or undertake to procure, insurance covering any past or present or future Office Holder against any liability which he or she may incur in such capacity, including insurance covering the Company for indemnifying such Office Holder, to the maximum extent permitted by law.


61B. LIMITATIONS ON EXEMPTIONS, INDEMNITY AND INSURANCE. Articles 60 - 61A above notwithstanding, the Company shall not procure insurance, indemnify or exempt any Office Holder with respect to his/her liability in any events as to which the Company is prohibited under law to provide such insurance, indemnification or exemption.

61C. INDEMNITY AND INSURANCE OF OTHERS. In addition to the provisions of the proceeding Article 60-61B, and subject to the provisions of the Companies Law and any other applicable laws, the Company may indemnify , may undertake to indemnify, and may enter into an agreement for the insurance of the liability of , any other person or entity who is not an Office Holder.



                                   WINDING UP

62.   DISTRIBUTION OF ASSETS.

      (a) In the event of any liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive on a PRO RATA basis among themselves, prior to and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of all other classes of shares by reason of their ownership thereof, the amount of the actual price paid against the issue of such Preferred Shares (the "Purchase Price") plus 8% (eight percent) of the Purchase Price per annum, compounded quarterly.

      (b) After distribution according to Articles 62(a) above, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed ratably to the holders of all shares of the Company (treating the Preferred Shares on an as converted basis), in each case in proportion to the nominal value of the shares then held by them.

      (c) For purposes of this Article 62, in the event of any (1) acquisition of all outstanding shares of the Company, including by means of merger or other form of corporate reorganization in which all outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring company or its subsidiary and which securities constitute less than 50% of the outstanding shares of the acquiring company or such subsidiary, as the case may be, or (2) sale of all or substantially all of the assets of the Company (each of the events described above is referred to as "Deemed Liquidation"), the holders of the Preferred Shares shall have the option, the exercise of which shall be approved by the holders of a majority of the outstanding Preferred Shares, to treat the Deemed Liquidation as a liquidation, dissolution or winding up of the Company, and shall entitle the holders of all classes of shares to receive at the closing in cash, securities or other property (valued as provided in Article 63(e) below) amounts as specified in Articles 62(a) and 62(b) above, as applicable, as if all consideration being received by the Company and/or its Members in connection with such transaction were being distributed in a liquidation of the Company; provided, however, that no proceeds from the same transactions be distributed more than once pursuant to Article 62(a).

      (d) Notwithstanding anything herein to the contrary, in any Deemed Liquidation pursuant to Sub-Article 62(c), consideration received by the Company other than cash or securities shall not be distributed.

      (e) Whenever the distribution provided for in this Article 62 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board.

                                     * * * *